ENTERGY CORPORATION AND SUBSIDIARIES
            CONSOLIDATED BALANCE SHEET
                      ASSETS
                September 30, 2001
                    (Unaudited)





                  CURRENT ASSETS                   (In Thousands)
Cash and cash equivalents:
  Cash                                                   $224,293
  Temporary cash investments - at cost,
   which approximates market                              675,790
  Special deposits                                          1,193
                                                      ------------
     Total cash and cash equivalents                      901,276
                                                      ------------
Other temporary investments                               250,600
Notes receivable                                            3,000
Accounts receivable:
  Customer                                                572,807
  Allowance for doubtful accounts                         (9,947)
  Other                                                   189,988
  Accrued unbilled revenues                               368,903
                                                      ------------
     Total receivables                                  1,121,751
                                                      ------------
Deferred fuel costs                                       310,880
Fuel inventory - at average cost                          118,976
Materials and supplies - at average cost                  457,539
Rate deferrals                                              1,402
Deferred nuclear refueling outage costs                   101,227
Prepayments and other                                      90,060
                                                      ------------
TOTAL                                                   3,356,711
                                                      ------------

          OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity                      641,466
Decommissioning trust funds                             1,781,661
Non-utility property - at cost (less accumulated
   depreciation)                                          292,857
Non-regulated investments                                 139,198
Other - at cost (less accumulated depreciation)           354,063
                                                      ------------
TOTAL                                                   3,209,245
                                                      ------------

           PROPERTY, PLANT AND EQUIPMENT
Electric                                               26,012,486
Plant acquisition adjustment                              378,465
Property under capital lease                              758,458
Natural gas                                               199,928
Construction work in progress                             897,709
Nuclear fuel under capital lease                          235,199
Nuclear fuel                                              243,671
                                                      ------------
TOTAL PROPERTY, PLANT AND EQUIPMENT                    28,725,916
Less - accumulated depreciation and amortization       11,787,620
                                                      ------------
PROPERTY, PLANT AND EQUIPMENT - NET                    16,938,296
                                                      ------------

         DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
  SFAS 109 regulatory asset - net                       1,001,884
  Unamortized loss on reacquired debt                     170,799
  Deferred fuel costs                                      22,468
  Other regulatory assets                                 709,312
Long-term receivables                                      28,870
Other                                                     744,049
                                                      ------------
TOTAL                                                   2,677,382
                                                      ------------

TOTAL ASSETS                                          $26,181,634
                                                      ============

       ENTERGY CORPORATION AND SUBSIDIARIES
            CONSOLIDATED BALANCE SHEET
       LIABILITIES AND SHAREHOLDERS' EQUITY
                September 30, 2001
                    (Unaudited)




                CURRENT LIABILITIES                (In Thousands)
Currently maturing long-term debt                        $601,937
Notes payable                                           1,051,018
Accounts payable                                          594,320
Customer deposits                                         183,808
Taxes accrued                                             924,621
Accumulated deferred income taxes                          68,248
Nuclear refueling outage costs                             16,163
Interest accrued                                          185,440
Obligations under capital leases                          154,713
Other                                                     325,092
                                                      ------------
TOTAL                                                   4,105,360
                                                      ------------

      DEFERRED CREDITS AND OTHER LIABILITIES
Accumulated deferred income taxes                       3,398,899
Accumulated deferred investment tax credits
                                                          476,895
Obligations under capital leases                          150,681
FERC settlement - refund obligation                        25,234
Other regulatory liabilities                              139,095
Decommissioning                                         1,170,657
Transition to competition                                 222,021
Regulatory reserves                                        38,909
Accumulated provisions                                    372,537
Other                                                     760,975
                                                      ------------
TOTAL                                                   6,755,903
                                                      ------------

Long-term debt                                          7,237,613
Preferred stock with sinking fund                          26,185
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trusts holding
  solely junior subordinated deferrable debentures        215,000

               SHAREHOLDERS' EQUITY
Preferred stock without sinking fund                      334,687
Common stock, $.01 par value, authorized
  500,000,00 shares; issued 248,174,087 shares in 2001      2,482
Paid-in capital                                         4,662,762
Retained earnings                                       3,688,624
Accumulated other comprehensive loss                     (96,913)
Less - treasury stock, at cost (27,161,334 shares
   in 2001)                                               750,069
                                                      ------------
TOTAL                                                   7,841,573
                                                      ------------



TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $26,181,634
                                                      ===========




        ENTERGY CORPORATION AND SUBSIDIARIES
          CONSOLIDATED STATEMENT OF INCOME
    For the Nine Months Ended September 30, 2001
                    (Unaudited)





                 OPERATING REVENUES                   (In Thousands)
Domestic electric                                         $5,849,720
Natural gas                                                  159,144
Competitive businesses                                     1,714,574
                                                      --------------
TOTAL                                                      7,723,438
                                                      --------------

                 OPERATING EXPENSES
Operation and Maintenance:
   Fuel, fuel-related expenses, and
     gas purchased for resale                              3,076,932
   Purchased power                                           888,835
   Nuclear refueling outage expenses                          64,567
   Other operation and maintenance                         1,469,408
Decommissioning                                              (4,749)
Taxes other than income taxes                                295,717
Depreciation and amortization                                514,099
Other regulatory charges (credits) - net                    (21,075)
Amortization of rate deferrals                                15,181
                                                      --------------
TOTAL                                                      6,298,915
                                                      --------------

OPERATING INCOME                                           1,424,523
                                                      --------------

                    OTHER INCOME
Allowance for equity funds used during construction           19,259
Gain (loss) on sale of assets - net                           14,414
Equity in earnings of unconsolidated equity affiliates        153,95
Miscellaneous - net                                          139,862
                                                      --------------
TOTAL                                                        327,492
                                                      --------------

             INTEREST AND OTHER CHARGES
Interest on long-term debt                                   386,373
Other interest - net                                         183,752
Distributions on preferred securities of subsidiary           14,128
Allowance for borrowed funds used during construction       (15,718)
                                                      --------------
TOTAL                                                        568,535
                                                      --------------

INCOME BEFORE INCOME TAXES                                 1,183,480

Income taxes                                                 459,573
                                                      --------------

CONSOLIDATED NET INCOME                                      723,907

Preferred dividend requirements and other                     18,363
                                                      --------------

EARNINGS APPLICABLE TO
COMMON STOCK                                                $705,544
                                                      ==============